Exhibit 10.17

Execution Copy

CONSENT AGREEMENT

Reference is made to the Term Loan Agreement (the “Credit Agreement”), dated as of October 22, 2019, entered into by and among GTWY Holdings Limited, a corporation formed under the laws of Canada (the “Borrower”), the Lenders party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and as Collateral Agent (in such capacities, the “Administrative Agent”).

Capitalized terms used in this consent agreement, dated as of December 27, 2019 (this “Consent Agreement”), and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The Borrower has informed each of the Lenders and the Administrative Agent that it intends to enter into a business combination transaction (the “SPAC Transaction”) with Leisure Acquisition Corp. (the “SPAC”), pursuant to which, among other things, the Borrower will form a Delaware corporation as a merger subsidiary (“Merger Sub”) and merge the Merger Sub with and into the SPAC, with the SPAC being the surviving entity.

The Borrower has requested that the Lenders consent to and agree (the “Consent”) that:

(a) notwithstanding Section 6.3, 6.9 and 6.11 of the Credit Agreement, the Borrower may form Merger Sub as a 100% wholly-owned subsidiary;

(b) notwithstanding the Securities Pledge Agreement or Section 5.11 of the Credit Agreement, the Borrower shall not be required to pledge or otherwise create any security interest in the Equity Interests of Merger Sub prior to the consummation of the SPAC Transaction so long as Merger Sub does not own any assets having a fair market value, individually or in the aggregate, in excess of $1.0 million;

(c) notwithstanding Section 6.3 and 6.9 of the Credit Agreement, Merger Sub may merge with and into the SPAC, with the SPAC being the surviving entity, so long as the only consideration paid to the holders of the SPAC’s existing Equity Interests is common Equity Interests of the Borrower (the “Common Shares”) and warrants to purchase common Equity Interests of the Borrower (the “Common Warrants”); provided that the Borrower directly owns 100% of the Equity Interests of the SPAC immediately prior to giving effect to the SPAC Contribution (as defined below);

(d) notwithstanding Section 2.13 of the Credit Agreement, the Borrower may receive the Net Cash Proceeds from the issuance and sale to HG Vora Special Opportunities Master Fund, Ltd. of 3,000,000 of the Company’s units, each unit consisting of one Common Share and one half of one Common Warrant, at a price of $10.00 per warrant (the “HGV Subscription”), and apply such Net Cash Proceeds either (i) pursuant to Section 2.13 of the Credit Agreement and/or (ii) pursuant to the Waterfall Covenant (as defined below); provided such issuance and sale is entered into and consummated in connection with the SPAC Transaction;

(e) notwithstanding Section 6.4 and 6.6 of the Credit Agreement, the Borrower may contribute 100% of the Equity Interests of the SPAC to Opco (the “Opco Contribution”) (it being understood that the Borrower shall indirectly own 100% of the Equity Interests of the SPAC after giving effect to the SPAC Contribution), and shall not be required to pledge or otherwise create any security interest in the Equity Interests of the SPAC so long as after giving effect to the Opco Contribution, the SPAC does not again become a direct subsidiary of the Borrower; and

(f) notwithstanding Section 6.6 and 6.11 of the Credit Agreement, the Borrower may (i) cooperate in the registration with the Securities Exchange Commission (the “SEC”) and resale in registered offerings, of the Common Shares and the Common Warrants held by the holders thereof, in each case pursuant to a registration rights agreement having customary terms for registration rights agreements entered into in connection with SPAC business combination transactions and (ii) register Common Shares and Warrants with the SEC on Form F-4 in connection with the SPAC Transaction, and thereafter perform activities incidental to maintaining the Borrower’s existence as a public company, including making filings with the SEC and any exchange on which the Borrower’s securities may be listed;

provided that (x) except as expressly set forth in clauses (a) through (f) of this paragraph, Merger Sub and the SPAC shall not (A) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations or (B) own, lease, manage or otherwise operate any properties or assets, in each case of this sub-clause (x), after the consummation of the SPAC Transaction (and, in the case of Merger Sub, prior to giving effect to the SPAC Transaction) and (y) notwithstanding anything in this Consent Agreement to the contrary, this Consent Agreement and the Consent shall not be deemed to constitute, and shall not constitute, a consent by the Lenders to the consummation of the SPAC Transaction, and each of the Lenders hereby expressly reserves all rights and remedies with respect thereto, including any Default or Event of Default (including any Change of Control) that may arise from the consummation of the SPAC Transaction.

Immediately after giving effect to the consummation of the SPAC Transaction and the Opco Contribution, the SPAC shall not own any assets other than (A) assets having a fair market value, individually or in the aggregate, of not more than $1.0 million, (B) assets having a fair market value, individually or in the aggregate, of not more than $5.0 million that were owned by the SPAC or were held in the trust account at JPMorgan Chase Bank, with Continental Stock Transfer & Trust acting as trustee, which trust account was created in connection with the initial public offering of the SPAC and (C) an unsecured intercompany note receivable from Opco (it being understood that any transfer of cash or other assets by Opco to the Borrower in connection with the SPAC Transaction shall be structured as a dividend or distribution by Opco to the Borrower and not an intercompany advance or loan by Opco to the Borrower); provided that all other assets that were owned by the SPAC and/or held in such trust account immediately prior to giving effect to the consummation of the SPAC Transaction, together with the Net Cash Proceeds from the HGV Subscription, shall have been applied to (x) pay all reasonable and documented fees and expenses of the SPAC and, only to the extent incurred in connection with the SPAC Transaction, the Company, (y) fund redemptions of Equity Interests of the SPAC, if any, and (z) prepay Term Loans (this paragraph, the “Waterfall Covenant”).

This Consent Agreement shall be effective upon satisfaction of each of the following conditions (the time of such effectiveness, the “Consent Effective Time”):

(a)	the Administrative Agent shall have received a counterpart of this Consent Agreement signed by the Borrower and each of the Lenders; and

(b)

each Lender shall have received reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of Milbank LLP and Akin, Gump, Strauss, Hauer & Feld LLP) incurred by such Lender in connection with this Consent Agreement and the other Credit Documents, in the amount invoiced to the Borrower by each Lender prior to the Consent Effective Time.

The Borrower agrees to pay, within ten (10) Business Days of demand therefor, all reasonable, documented and invoiced out-of-pocket fees and expenses incurred by each Lender (including the fees and expenses of Akin Gump Strauss Hauer & Feld LLP and Milbank LLP) in connection with (i) the preparation, negotiation, execution, delivery and administration of this Consent Agreement and the other Credit Documents, or any amendments, modifications or waivers of the provisions hereof or thereof and (ii) the enforcement or protection of such Lender’s rights (A) in connection with this Consent Agreement and the other Credit Documents, including such Lender’s rights under this paragraph, or (B) in connection with the Term Loans made or participated in under the Credit Agreement, including all such fees and expenses incurred during any workout, restructuring or negotiations in respect of the Term Loans.

Upon the occurrence of the Consent Effective Time, each of the undersigned Lenders, constituting the Requisite Lenders under the Credit Agreement, hereby grants the Consent (for the avoidance of doubt, subject to the limitations in the proviso to the Consent) pursuant to Section 10.8 of the Credit Agreement. The Administrative Agent is party to this Consent Agreement at the direction and request of the Lenders constituting the Requisite Lenders.

Each reference in the Credit Agreement to “this Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement after giving effect to this Consent Agreement and the Consent; and this Consent Agreement and the Credit Agreement shall be read together and construed as a single instrument. This Consent Agreement is a Credit Document and the Borrower’s failure to comply with any term or provision of this Consent Agreement (including the Waterfall Covenant) shall be deemed to constitute, and shall constitute, an Event of Default under Section 8.1(d)(i) of the Credit Agreement as though such failure constituted a default under Section 6 of the Credit Agreement. Except as expressly set forth herein, (i) all of the terms and provisions of the Credit Agreement and all other Credit Documents are and shall remain unchanged and in full force and effect and are hereby ratified and confirmed and (ii) the execution, delivery and effectiveness of this Consent Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents or prejudice any right or remedy that any Lender or any Agent may now have or may in the future have under any of the Credit Documents.

This Consent Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person. This Consent Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Signature Pages Follow]

BORROWER:

GTWY HOLDINGS LIMITED, as the Borrower

By:	/s/ Gabriel de Alba
Name:	Gabriel de Alba
Title:	Authorized Signatory

Signature Page to Consent Agreement

REQUISITE LENDERS:

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD., as Lender

By:	HG Vora Capital Management, LLC, as investment adviser

By:	/s/ Parag Vora
Name:	Parag Vora
Title:	Manager

Signature Page to Consent Agreement

GoldenTree 2004 Trust
By: GoldenTree Asset Management, LP, as Lender

By:	/s/ Karen Weber Authorized Signatory
Name:	Karen Weber
Title:	Director – Bank Debt

GT NM, LP
By: GoldenTree Asset Management, LP, as Lender

By:	/s/ Karen Weber Authorized Signatory
Name:	Karen Weber
Title:	Director – Bank Debt

Louisiana State Employees’ Retirement System
By: GoldenTree Asset Management, LP, as Lender

By:	/s/ Karen Weber Authorized Signatory
Name:	Karen Weber
Title:	Director – Bank Debt

San Bernardino County Employees’ Retirement Association
By: GoldenTree Asset Management, LP, as Lender

By:	/s/ Karen Weber Authorized Signatory
Name:	Karen Weber
Title:	Director – Bank Debt

Signature Page to Consent Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Constantine Darras
Name:	Constantine Darras
Title:	Authorized Signatory